Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES ANNOUNCES REFINANCING OF 2017 FIXED RATE NOTES AND COMMITMENT TO REFINANCE 2015 CONVERTIBLE NOTES

Transaction Highlights

•	Improves debt maturity profile with nearest maturity now at the end of 2017

•	Secures attractive pricing on new debt with credit support from Time Warner

•	Increases free cash flow through option to pay credit support fees and interest in kind for potential use in reducing the principal amount of its 15% Senior Secured Notes due 2017

•	Significantly reduces borrowing costs under existing Revolving Credit Facility

Hamilton, Bermuda – November 14, 2014 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange: CETV) today announced that it will redeem all outstanding 9.0% Senior Notes due 2017 (the “2017 Fixed Rate Notes”) issued by its wholly owned subsidiary CET 21 spol. s r.o. (“CET 21”) and that it has entered into a commitment letter with Time Warner Inc. (“Time Warner”) to refinance its 5.0% Senior Secured Convertible Notes due 2015 (the “2015 Convertible Notes”), which mature on November 15, 2015.

CME also announced that it has entered into a EUR 250,800,000 senior unsecured term credit facility agreement dated as of November 14, 2014 (the “2017 Third Party Credit Agreement”) with BNP Paribas, as administrative agent, Time Warner, as guarantor, and the lenders party thereto, and with BNP Paribas Securities Corp. and Crédit Agricole Corporate and Investment Bank acting as joint-lead arrangers and joint bookrunners, to fund the 2017 Fixed Rate Notes redemption.

2017 Refinancing

The 2017 Third Party Credit Agreement will bear cash interest at three-month EURIBOR, fixed at approximately 0.21% pursuant to customary interest rate hedging agreements entered into today, plus a margin between 1.07% and 1.90% (depending on the credit rating of Time Warner) and will mature on November 1, 2017. Additionally, CME will pay Time Warner a guarantee fee equal to 8.50% minus the rate of interest paid to the lenders under the 2017 Third Party Credit Agreement (the “Guarantee Fee Rate”), multiplied by the principal amount of loans outstanding under the 2017 Third Party Credit Agreement at any time, payable semi-annually in cash or in kind at CME’s option, with unpaid amounts accruing interest at the Guarantee Fee Rate, payable in cash or in kind at CME’s option. CME may prepay the loans under the 2017 Third Party Credit Agreement in whole or in part at any time from June 1, 2016 without premium or penalty.

Loan proceeds under the 2017 Third Party Credit Agreement will be applied to redeem and discharge in full the EUR 240,000,000 aggregate principal amount of the 2017 Fixed Rate Notes, including premium. CET 21 issued a notice of redemption on November 14, 2014 and expects the redemption and discharge of the 2017 Fixed Rate Notes to be completed on or about December 14, 2014.

2015 Refinancing Commitment

The 2015 Refinancing Commitment Letter provides that Time Warner will, at its option, either (i) assist CME to arrange a senior unsecured U.S. dollar term credit facility (the “2015 Refinancing Third Party Credit Agreement”) on terms substantially the same as the 2017 Third Party Credit Agreement that will mature on November 1, 2019, that will be guaranteed by Time Warner and certain of its subsidiaries, in consideration of a guarantee fee calculated in the same manner as for the 2017 Third Party Credit Agreement, or (ii) provide CME a senior secured term loan facility (the “2015 Refinancing Time Warner Term Loan Agreement”) on terms substantially similar to CME’s existing term loan agreement with Time Warner, bearing interest in cash or in kind at 8.50% per annum that will mature on November 1, 2019 (in either case in an amount sufficient to repay at maturity the $261.0 million aggregate principal amount of the 2015 Convertible Notes). CME expects to complete the financing and repay the 2015 Convertible Notes immediately prior to their maturity on November 15, 2015. As consideration for providing the commitment, CME will pay Time Warner a commitment fee of approximately $9.1 million, payable by the maturity date of the 2015 Refinancing Third Party Credit Agreement or the 2015 Refinancing Time Warner Term Loan Agreement, as applicable. Unpaid amounts will bear interest at a rate of 8.50% per annum from the date the applicable term loan is first drawn, in cash or in kind, at CME’s option. Upon refinancing the 2015 Convertible Notes, CME’s interest costs and fees under the new facility (including the guarantee fee payable to Time Warner, if the loan is arranged through a bank) will be 8.50% on a per annum basis, with any interest costs or fees owed to Time Warner payable in cash or in kind at CME’s option.

Amendment to Revolving Credit Facility

CME also entered into an amended and restated revolving loan facility credit agreement with Time Warner, as administrative agent, and the lenders party thereto (the “Restated Time Warner Revolving Loan Agreement”) to, among other things, reduce the applicable interest rates for loans made under the facility. Amounts outstanding under the Restated Time Warner Revolving Loan Agreement will bear interest at a rate based on, at CME’s option, the alternate base rate (as defined in the Restated Time Warner Revolving Loan Agreement) plus 8% or the adjusted LIBO rate plus 9%. The remaining terms of the Restated Time Warner Revolving Loan Agreement remain substantially the same as the original revolving loan facility credit agreement dated as of May 2, 2014.

In a joint statement Michael Del Nin and Christoph Mainusch, Co-Chief Executive Officers of CME said: “The transactions we have announced reflect the improved financial position following the turnaround evident in our results and deliver a number of important benefits. First and foremost, they provide the Company with the certainty today that we will be able to refinance our nearest debt maturity, extending the closest debt maturity date to the end of 2017. Second, they reduce the borrowing cost for our existing Revolving Credit Facility. And third, our ability to pay in kind a large portion of the interest and fees on the new debt enhances free cash flow generation that can be used to reduce the principal amount of higher coupon debt. Together, these transactions better position the Company to begin reducing its leverage over time as the turnaround in operations continues, while maintaining our flexibility to refinance the 15% Senior Secured Notes due 2017 at any time.”

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CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts a total of 33 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol "CETV".

Forward-Looking Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

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For further information visit: www.cme.net, or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net